Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2013, with respect to the consolidated financial statements and schedule included in the Annual Report of Luna Innovations Incorporated on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Luna Innovations Incorporated on Form S-8 (File No. 333-138745, effective November 16, 2006).

/s/ GRANT THORNTON LLP

McLean, VA

March 29, 2013